As filed with the Securities and Exchange Commission on May 31, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AKARI THERAPEUTICS, PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	98-1034922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

75/76 Wimpole Street

London W1G 9RT

United Kingdom
Telephone +44 20 8004 0270

(Address of principal executive offices)

Akari Therapeutics, Plc 2014 Amended and Restated Equity Incentive Plan

(Full title of the Plan)

Celsus Therapeutics, Inc.
1460 Broadway, Floor 16
New York, NY 10036
(929) 274-7510

(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Gary Emmanuel, Esq. Greenberg Traurig, LLP One Vanderbilt Avenue New York, NY 10017 Tel: (212) 801-9337

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

EXPLANATORY NOTE

Akari Therapeutics, Plc (the “Company”, “we” or “us”) previously filed a registration statement on Form S-8 (SEC File No. 333-198109) with the Securities and Exchange Commission (the “SEC”) in August 2014 in connection with the registration of an aggregate of 5,865,000 of the Company’s ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) (equivalent to 58,650 American Depositary Shares (“ADSs”), based on each ADS representing 100 Ordinary Shares), to be issued under the Company’s 2014 Amended and Restated Equity Incentive Plan (the “Plan”). In October 2015, the Company filed another registration statement on Form S-8 (SEC File No. 333-207444) in connection with the registration of an additional 135,277,420 Ordinary Shares (equivalent to 1,352,774 ADSs, based on each ADS representing 100 Ordinary Shares) to be issued under the Plan. In April 2019, the Company filed another registration statement on Form S-8 (SEC File No. 333-230998) in connection with the registration of an additional 41,940,787 Ordinary Shares (equivalent to 419,407 ADSs, based on each ADS representing 100 Ordinary Shares) to be issued under the Plan. These previously-filed registration statements are referred to collectively herein as the “Prior Registration Statements.”

In accordance with General Instruction E to Form S-8, the Company is filing this registration statement on Form S-8 solely to register an additional 706,916,793 Ordinary Shares (equivalent to 7,069,168 ADSs, with each ADS representing 100 Ordinary Shares) which may be issued under the Plan over and above the number of Ordinary Shares issuable pursuant to the Plan that were registered under the Prior Registration Statements. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference in their entirety, with the exception of Items 3 and 8 of Part II of such Prior Registration Statements, each of which is amended and restated in its entirety herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows the Company to incorporate by reference our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents filed with the SEC and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

•	our Annual Report on Form 20-F filed with the SEC on May 1, 2023;
•	our Reports of Foreign Issuer on Form 6-K filed on February 13, 2023, February 15, 2023 (filed 8:05 am ET), February 15, 2023 (4:30 pm ET), February 21, 2023, March 28, 2023, March 29, 2023, March 31, 2023, April 25, 2023, May 1, 2023 and May 22, 2023 (in each case, to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and
•	the description of our Ordinary Shares contained in Exhibit 2.2 to our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 31, 2020, and any amendment or report filed for the purpose of further updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities have been offered and sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents (other than information that is furnished in such documents but deemed by the rules of the SEC not to have been filed). Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein. You should direct any requests for documents to:

Akari Therapeutics, Plc 75/76 Wimpole Street London W1G 9RT United Kingdom Attention: Chief Executive Officer Tel.: +44 20 8004 0270 e-mail: rachelle.jacques@akaritx.com

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Form of Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to the exhibit previously filed with the Registrant’s Registration Statement on Form F-6 (No. 333-185197) filed on November 30, 2012)

4.2	Amendment to Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to the registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form F-6 (No. 333-185197) filed on December 24, 2013)

4.3	Form of American Depositary Receipt; the Form is Exhibit A of the Form of Amendment to the Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Registration Statement on Form F-6 (No. 333-185197) filed on November 30, 2012)

4.4	Form of Amendment No. 2 to Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on September 9, 2015)

4.5	Form of American Depositary Receipt; the Form is Exhibit A of the Form of Amendment to the Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on September 9, 2015)

5.1	Opinion of Greenberg Traurig, LLP (U.K.), as to the legality of the securities being registered

23.1	Consent of Greenberg Traurig, LLP (U.K.) (included in Exhibit 5.1)

23.2	Consent of BDO USA, LLP, independent registered public accounting firm for the Registrant

24.1	Power of Attorney (included on signature page)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on May 31, 2023.

AKARI THERAPEUTICS, PLC

By:	/s/ Rachelle Jacques
Rachelle Jacques
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of AKARI THERAPEUTICS, PLC whose signature appears below hereby constitutes and appoints Rachelle Jacques his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Rachelle Jacques	President, Chief Executive Officer and Director	May 31, 2023
Rachelle Jacques	(principal executive officer)
/s/ Dr. Torsten Hombeck	Chief Financial Officer	May 31, 2023
Dr. Torsten Hombeck	(principal financial officer and principal accounting officer)
/s/ Dr. Ray Prudo	Executive Chairman	May 31, 2023
Dr. Ray Prudo.
/s/ Dr. James Hill	Director	May 31, 2023
Dr. James Hill
/s/ Dr. Stuart Ungar	Director	May 31, 2023
Dr. Stuart Ungar

/s/ David Byrne	Director	May 31, 2023
David Byrne
/s/ Donald Williams	Director	May 31, 2023
Donald Williams
/s/ Michael Grissinger	Director	May 31, 2023
Michael Grissinger

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Akari Therapeutics, Plc has signed this registration statement on May 31, 2023.

Celsus Therapeutics, Inc.

By:	/s/Rachelle Jacques
Name: Rachelle Jacques
Title: Authorized Representative